UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2009

American Woodmark Corporation®

(Exact name of registrant as specified in its charter)

Virginia	0-14798	54-1138147
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3102 Shawnee Drive, Winchester, Virginia	22601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 665-9100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Woodmark Corporation

ITEM 1.01   Entry into a Material Definitive Agreement.

On June 10, 2009, American Woodmark Corporation (the “Company”) entered into an Amended and Restated Credit Agreement between the Company and Bank of America, N.A. The Company chose to proactively amend its revolving credit agreement, driven by the future impact upon the Company’s previous debt covenants of both restructuring charges associated with the Company’s previously announced operational initiatives, and the difficult economic environment. As a result of this amendment, the aggregate amount of the Company’s revolving credit line was reduced from $40 million to $25 million, the Company’s inventory and receivables now serve as collateral for the facility, the facility’s maturity date was reduced by one year to December 2011, and the Company is required to maintain a minimum of $35 million in cash on hand.

The Credit Agreement has been included as an exhibit to this Form 8-K and is incorporated herein in response to this Item.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

10.1	Amended and Restated Credit Agreement, dated as of June 10, 2009, between the Company and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION

(Registrant)

/s/ JONATHAN H. WOLK	/s/ KENT B. GUICHARD
Jonathan H. Wolk Vice President and Chief Financial Officer	Kent B. Guichard President & Chief Executive Officer

Date: June 11, 2009	Date: June 11, 2009
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated as of June 10, 2009, between the Company and Bank of America, N.A. .